Execution Version

Exhibit 10.11

LOAN SALE AGREEMENT

This LOAN SALE AGREEMENT ("Agreement") is entered into as of this 7th of August 2023 ("Effective Date") by and between META MATERIALS INC., a Nevada corporation ("Seller"), and Gregory McCabe, individually ("Purchaser" and together with Seller, the "Parties").

RECITALS

WHEREAS, Seller desires to sell and assign to Purchaser all of Seller's rights, title, interests, and obligations in and to those certain Loans described on Schedule 1 hereto and made a part of this Agreement (each loan referred to individually as a "Loan" and collectively as the "Loans") together with the documents evidencing, securing or guarantying such Loans as set out on Schedule 2 hereto and made a part of this Agreement (collectively, the "Loan Documents"), on the terms and conditions set forth herein; and

WHEREAS, Purchaser desires to purchase and assume from Seller all Seller's rights, interests, and obligations in and to the Loans and the Loan Documents subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the Purchase Price (as hereinafter defined) and the respective promises and agreements of the parties set forth herein, and intending to be legally bound, the Parties hereby agree as follows:

1.
Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell and assign to Purchaser, and Purchaser agrees to buy and assume from Seller, the Assigned Loan Interest as of the Closing Date (as hereinafter defined). As used herein, the term "Assigned Loan Interests" means all of the Seller's rights, title, interests, and obligations in and to the Loans and in its capacity as (a) the "Holder" under as defined in the Secured Note, (b) the "Lender" under and as defined in the Loan Agreement and (c) each and every right Seller and its affiliates have under each of the Loan Documents (except with respect to indemnification provisions thereunder which expressly survive termination or payoff, but including, any security interests in favor granted by NBH or Wolfbone Investments, LLC in favor of the Seller), in each case, as of the Closing Date. On the Closing Date, and so long as all conditions to Closing under Section 7(a) and 7(b) have been satisfied, Seller shall be deemed to have resigned its position as "Lender", "Holder" and "Secured Party" under each of the Loan Documents (except with respect to indemnification provisions thereunder which expressly survive termination or payoff), and upon such resignation, Buyer shall be deemed to have assumed the role as "Lender", "Holder" and "Secured Party" thereunder. As used herein, NBH means, Next Bridge Hydrocarbons Inc., a Nevada corporation.
2.
No Recourse; "AS-IS" Sale. Purchaser acknowledges and agrees that the Assigned Loan Interests conveyed by Seller pursuant to Section 1 are without recourse to Seller; and that, except as expressly set forth in Section 5, such Assigned Loan Interests are conveyed to Purchaser "AS-IS" "WITH ALL FAULTS", and without any express or implied representation or warranty by Seller of any kind. By way of illustration and not limitation, Purchaser acknowledges and agrees that Seller has not and does not represent, warrant or covenant, and that Seller assumes no responsibility for: (a) the accuracy, completeness, validity, or enforceability of the Loan

Documents or any information made available to Purchaser in respect thereof; (b) the priority or perfection of any lien purportedly created under the Loan Documents; (c) the financial condition or corporate status of any obligor under the Loan Documents; (d) the condition, location, valuation, or use of any collateral purportedly securing the Loans; (e) any statements, warranties or representations made in or in connection with the Loan Documents; (f) the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any collateral thereunder; (g) any requirements under applicable law for the Purchaser to become a lender under the Loan Documents or to charge interest at the rate set forth therein from time to time; or (h) the performance or observance by the Borrower, any of its subsidiaries or any other Person of any of their respective obligations under the Loan Documents.
3.
Purchase Price. On the Closing Date (as defined in Section 7), Purchaser shall pay to Seller SIX MILLION DOLLARS ($6,000,000.00) ("Purchase Price"), in the manner and at the time set forth herein. On the Closing Date, Purchaser shall pay to Seller the Purchase Price, by wire transfer in immediately available funds pursuant to the wiring instructions set forth on Schedule 3 of this Agreement.
4.
Independent Investigation by Purchaser. Purchaser will, independently and without reliance on Seller or any of Seller's affiliates and the respective directors, officers, employees, agents and advisors of Seller and Seller's affiliates, and based on such documents and information as Purchaser shall deem appropriate at the time, make its own credit decisions in taking or not taking action under any Loan Document. Purchaser will perform in accordance with their terms all of the obligations (if any) which by the terms of the Loan Documents are required to be performed by it as (a) the "Holder" under and as defined in the Secured Note and (b) the "Lender" under and as defined in the Loan Agreement. Purchaser acknowledges it has a duty to perform due diligence under this Agreement at its own expense and to its own satisfaction. In furtherance thereof, Purchaser shall perform such due diligence as Purchaser deems adequate and appropriate. Purchaser further acknowledges and agrees that the purchase of the Assigned Loan Interests as contemplated by this Agreement, if consummated, will be deemed to be the informed and independent decision of Purchaser.
5.
Seller Representations. Seller represents that as of the Effective Date and as of the Closing Date:
(a)
Owner of the Loans; Authority of Sale. Seller is the sole legal and beneficial owner of the Assigned Loan Interests free and clear of any lien or adverse claim. Seller has the corporate power and authority, and has taken all necessary action, to execute and deliver this Agreement and to sell and assign the Assigned Loan Interests to Purchaser pursuant to this Agreement free and clear of any lien or adverse claim; provided, NBH (as hereinafter defined) shall have waived the requirements of Section 17 of the Secured Note (as hereinafter defined). This Agreement has been duly authorized, executed and delivered by Seller.
(b)
No Prior Assignment. Seller has not previously assigned, transferred, encumbered, or hypothecated the Assigned Loan Interests to any other person or entity.

(c)
Proceedings. No proceedings are pending against Seller or, to the Seller's knowledge, threatened against Seller that, in the aggregate, could be reasonably expected to materially and adversely affect (i) the Assigned Loan Interests or (ii) any action taken or to be taken by Seller under this Agreement.
(d)
Outstanding Balance. As of the Effective Date, the outstanding principal balance of the (i) Secured Note is $17,109,444.52 and (ii) the Loans under the Loan Agreement is $6,847,521.43.
(e)
No Other Consents, Licenses, or Filings. The execution, delivery and performance of this Agreement by Seller do not require any authorization, license, or consent from, or any filing with, any third-party or governmental authority and, if any consents, authorizations, or licenses are required, such consents, authorizations, and licenses have been or will be obtained by Seller before the Closing Date (subject to Section 6(k)).
(f)
Enforceable Obligations. This Agreement constitutes a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms.
(g)
No Legal Conflict, Violation, or Impediment. This Agreement and the Assigned Loan Interests being conveyed to Purchaser hereunder do not violate, contravene, or breach any law, order, or decree to which the Seller is subject, or result in a default under any agreement or instrument to which Seller is bound. There is no action, suit, or proceeding pending against Seller in any court or by or before any governmental agency or instrumentality which would materially and adversely affect Seller's ability to carry out Seller’s obligations under this Agreement.
6.
Purchaser Representations, Warranties, and Covenants. As of the Effective Date and the Closing Date, Purchaser further represents, warrants, and covenants that:
(a)
Power and Authority. Purchaser has the authority to execute, deliver, and perform all of his obligations under this Agreement and has taken all necessary action to authorize the execution and delivery of this Agreement and any other agreement contemplated hereunder and the assumption of the Assigned Loan Interests conveyed to Purchaser hereunder on the terms and conditions set forth herein and in the Loan Documents. On or prior to the Closing Date, Purchaser shall deliver to Seller a written waiver, duly executed and delivered by NBH in favor of Seller and Purchaser, and in form and substance reasonably satisfactory to Seller and Purchaser, of the requirements of Section 17 of the Secured Note with respect to the sale and assignment of the Assigned Loan Interests by Seller to Purchaser under this Agreement.
(b)
No Other Consents, Licenses, or Filings. The execution, delivery and performance of this Agreement by Purchaser and Purchaser's assumption of the Assigned Loan Interests hereunder do not require any authorization, license, or consent from, or any filing with, any third-party or governmental authority and, if any consents, authorizations, or licenses are required, such consents, authorizations, and licenses have been or will be obtained by Purchaser before the Closing Date.

(c)
Enforceable Obligations. This Agreement constitutes a legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.
(d)
No Legal Conflict, Violation, or Impediment. This Agreement and the Assigned Loan Interests being conveyed to Purchaser hereunder do not violate, contravene, or breach any law, order, or decree to which the Purchaser may be subject, or result in a default under any agreement or instrument to which Purchaser is bound. There is no action, suit, or proceeding pending against Purchaser in any court or by or before any governmental agency or instrumentality which would materially or adversely affect Purchaser's ability to carry out the transactions contemplated by this Agreement.
(e)
OFAC Compliance. Purchaser is not a Person restricted or prohibited from doing business with United States Persons under any OFAC regulations of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), and is not engaged in any dealings or transactions or associated with such Persons.
(f)
No Reliance. Purchaser has the requisite knowledge and experience in financial and business matters to understand this Agreement and evaluate the risks that the transaction contemplated hereunder may pose to Purchaser. Purchaser is sophisticated and experienced with respect to decisions to acquire assets of the type represented by the Assigned Loan Interests. The decision to close the transactions hereunder is made in Purchaser's sole judgment and discretion based on independent investigations and without reliance on any information or representation given by Seller except as expressly set forth in Section 5.
(g)
Purchaser as a Lender. Purchaser satisfies the requirements, if any, specified in the Loan Documents and under applicable law that are required to be satisfied by it in order to acquire the Assigned Loan Interests and become a Lender, and from and after the Effective Date, Purchaser shall be bound by the provisions of the Loan Documents as a Lender thereunder and, to the extent of the Assigned Loan Interests, shall have the obligations of a Lender thereunder.
(h)
Independent Credit Decision. Purchaser has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Loan Interests on the basis of which it has made such analysis and decision independently and without reliance on Seller, any of Seller's affiliates or the respective directors, officers, employees, agents and advisors of Seller and Seller's affiliates.
(i)
Notices to Other Parties. Upon Closing, Seller may send such notices as Seller deems advisable to inform interested third parties of the loan sale (collectively, "Third-Party Notices"), including without limitation, that certain Notice of Loan Sale to Borrowers, a form of which is attached hereto, made a part hereof, and marked as Exhibit

C. Purchaser shall provide Seller the information needed to complete Third-Party Notices and exculpates Seller from any error or inaccuracy in such information.
(j)
Assignment. Purchaser shall not sell, assign or transfer its rights or delegate its obligations under this Agreement to any Person, without the prior written consent of Seller; provided that nothing herein shall prohibit the Purchaser from assigning any rights, title, interests, or obligations in and to the Assigned Loan Interests (but excluding, for avoidance of doubt, any of Purchaser’s obligations under this Agreement, including without limitation under Section 6(k)) after the Closing Date to any person or entity. Any Change in Control of Purchaser or of any of the direct or indirect ownership interests in Purchaser, at any level or tier of ownership, whether in one transaction or a series of transactions, shall constitute an assignment for purposes of this paragraph. Any attempted violation of this covenant by Purchaser shall be void ab initio. As used herein, the term "Change in Control of Purchaser" means the failure of Gregory McCabe to either (1) possess, directly or indirectly, the power to direct or cause the direction of the management and policies of Purchaser (whether through ownership, voting rights, beneficial interest, by contract, or by any other means), or (2) own, directly or indirectly, beneficially or of record, 100% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of Purchaser.
(k)
Post-Closing Covenant; Stock Purchases.
(i)
From and after the Effective Date and until Purchaser has fully satisfied its obligation to purchase shares of Seller’s common stock as contemplated Section 6(k)(ii), without the prior written consent of Seller, Purchaser will not (A) sell, assign or otherwise transfer or (B) create, incur, assume or permit to exist any lien or security interest on, the shares of common stock of Seller (including, for avoidance of doubt, those shares pledged as collateral under the Stock Pledge Agreement as defined in Schedule 1 hereof) which Purchaser beneficially owns on the Effective Date (as shown on Schedule 4, the “Existing Shares”) and will place such shares in escrow. If upon the exercise of any put by Seller described in Section 6(k)(ii) Purchaser is unable to provide funds to close on the purchase of Seller’s shares within two trading days , then Purchaser shall release from escrow and return to Seller that number of shares for which Purchaser failed to provide such funds, with the number of shares based on the per share purchase price that would have been applied for such month as set forth in Section 6(k)(ii).
(ii)
Immediately after the Closing Date and by no later than August 28, 2023, Purchaser and Seller will negotiate and execute to Seller a stock purchase agreement, escrow agreement and such related transaction documents as Seller may reasonably request, each in form and substance reasonably satisfactory to Seller and Purchaser, pursuant to which: (A) upon a monthly put by Seller, Purchaser will agree to purchase an aggregate of $6,000,000 of shares of common stock of Seller in compliance with applicable law and subject to compliance with all Nasdaq rules, including the “20% rule” (beginning on September 1, 2023, or as soon as possible after such date if necessary under applicable law, in monthly amounts of $250,000 for the first six months and then in monthly amounts of $500,000 for the next nine months thereafter), at a per share purchase price equal to 120% of the 5-day VWAP on the trading day preceding the date of each such purchase,

(B) an escrow agent would hold all of the shares of common stock of Seller that Purchaser has purchased after the Closing Date with any portion of this $6,000,000 until the last payment is made, and (C) in the event of a default under such stock purchase agreement, Purchaser will forfeit to Seller all of the shares of common stock of Seller described in clause (B) of this paragraph and held by such escrow agent and return such shares to Seller. “VWAP” means the volume weighted average price of Seller’s common stock on Nasdaq (or any subsequent trading platform), as reported on Nasdaq or by another reputable source such as Bloomberg, L.P. In addition, until Purchaser has purchased $6,000,000 of shares of common stock of Seller, Purchaser shall have a call option to purchase the then-remaining balance of the $6,000,000 of shares of common stock of Seller at a per share purchase price equal to 120% of the 5-day VWAP on the trading day preceding the date of Purchaser’s exercise of such call option (subject to compliance with applicable law and subject to compliance with all Nasdaq rules, including the “20% rule”).
7.
Closing. The closing of the transactions contemplated by this Agreement ("Closing") will take place at 11:00 a.m. Eastern time on August 7, 2023, or such other time or date as agreed in writing between Seller and Purchaser ("Closing Date"). TIME IS OF THE ESSENCE with respect all obligations of Purchaser, including, without limitation, payment of the Purchase Price, delivery of all Closing Documents required by Purchaser under this Agreement, and otherwise completing the sale transaction contemplated hereunder on the Closing Date.
(a)
Seller's Closing Deliveries. At Closing, Seller shall deliver, or cause to be delivered, the following:
(i)
The Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit A of this Agreement, duly executed and delivered by Seller (the "Assignment and Assumption Agreement").
(ii)
One (1) allonge for each of the Secured Note and the Amended and Restated Unsecured Note described on Schedule 2 of this Agreement, duly executed by Seller and in substantially the same form as attached hereto as Exhibit B (individually and collectively, the "Allonges").
(iii)
The Third-Party Notice to the Borrowers described in Section 6(i), in substantially the same form as attached hereto as Exhibit C, duly executed and delivered by Seller.
(iv)
The Assignment of Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production, in substantially the same form as attached hereto as Exhibit D, duly executed and delivered by Seller.
(b)
Purchaser's Closing Deliveries. At Closing, Purchaser shall deliver the following:
(i)
The Purchase Price, by wire transfer in immediately available funds pursuant to the wiring instructions set forth on Schedule 3 of this Agreement.

(ii)
The Assignment and Assumption Agreement, duly executed and delivered by Purchaser.
(c)
Closing Prorations. All payments of principal, interest, default interest, late charges, and all other payment of any kind or nature due under the Loans (collectively, "Loan Payments") paid prior to Closing or allocable to the period prior to Closing regardless of when such Loan Payment is actually made shall be paid to or retained by Seller. All Loan Payments paid to Purchaser after Closing shall be retained by Purchaser unless payable to Seller pursuant to this Section. Seller shall remit to Purchaser all Loan Payments received by Seller after the Closing allocable to the period after Closing. Purchaser shall remit to Seller all Loan Payments received by Purchaser that are allocable to the period prior to Closing.
(d)
Closing Costs.
(i)
Mutual Costs. Seller and Purchaser shall each pay the fees and expenses of its own legal counsel in connection with the preparation and negotiation of this Agreement, the Assignment and Assumption Agreement, the Allonges and the Third-Party Notice to the Borrowers described in Section 6(i).
(ii)
Purchaser's Costs. Purchaser shall pay all fees, costs and expenses related to Purchaser's due diligence review, and related to any documents or instruments of transfer reasonably requested by Purchaser necessary to further effect the sale and assignment of the Assigned Loan Interests from Seller to Purchaser hereunder, including without limitation all recording and filing fees in connection with any related transfer hereunder of the collateral securing the Secured Note.
(iii)
Seller's Cost. Seller shall incur no costs in connection with this transaction other than as set out in Section 7(d)(i). Without limiting the foregoing, Seller shall have no responsibility to transfer nor any obligation to pay any costs associated with transferring, any collateral or guaranties for the Loans or Loan Documents.
8.
Miscellaneous Provisions.
(a)
Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of New York, without regard to any conflicts of interest laws which may result in the application of the law of a different state.
(b)
Integration. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter of the Agreement.
(c)
Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a "Notice") must be in writing and addressed to the parties at the address set out herein (or such other address that may be designated by the receiving party from time to time in accordance with this Section):

If to Seller:
Meta Materials Inc. 1 Research Drive Dartmouth, NS B2Y 4M9, Canada Attention: Uzi Sasson Email: [ ]@metamaterial.com
With a copy to (which shall not constitute notice):
Wilson Sonsini Goodrich & Rosati, P.C. One Boston Place Boston, MA 02108 Attn: Tom Hornish Email: [ ]@wsgr.com
If to Purchaser:
Name: Gregory McCabe Address: 500 W. Texas Ave. #890 Midland, TX 79701 Email: [ ]@aol.com

All Notices must be delivered by email (with electronic delivery receipt). Except as otherwise provided in this Agreement, a Notice is effective upon receipt by the receiving party provided the party giving the Notice has complied with the requirements of this Section.

(d)
No Survival. Except as otherwise provided in this Agreement, no representations, warranties, covenants, or other obligations of Seller set forth in this Agreement will survive the Closing and no action based thereon may be commenced after the Closing.
(e)
No Modifications. This Agreement cannot be modified or amended in whole or in part, except by written agreement signed by both Seller and Purchaser.
(f)
No Recordation. Neither this Agreement, nor any memorandum summarizing this Agreement, may be recorded in any jurisdiction. Breach of this provision by Purchaser constitutes a material default and entitles Seller to immediately terminate this Agreement by written notice to Purchaser.
(g)
Confidentiality; No Publicity. Until Closing occurs, Purchaser shall keep the terms of this Agreement strictly confidential in accordance with a confidentiality agreement, in form and substance reasonably satisfactory to Seller and Purchaser, and dated as of the date hereof between Seller and Purchaser. In furtherance thereof, Purchaser may not issue any press release or disclose the terms of this Agreement or information discovered in due diligence to the public or to any Person other than to Purchaser's legal and financial advisors, or as required by court or governmental order.
(h)
Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability will not affect, invalidate, or render unenforceable any other term or provision of this Agreement.
(i)
Further Assurances. Each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.
(j)
Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which, when executed and delivered, will constitute an original for all purposes, but which together will constitute one agreement.
(k)
Headings. The captions or titles contained in this Agreement are for convenience and reference only and shall not be deemed a part of the text of this Agreement.
(l)
No Waiver. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the party providing the waiver. No failure to insist on performance of any provision of this Agreement will be deemed a waiver or preclude enforcing future performance of any obligation.
(m)
No Offer. This Agreement will not be deemed an offer nor will it bind Seller or Purchaser until fully executed and delivered by Seller and Purchaser.
(n)
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(o)
Time of the Essence. The parties hereto acknowledge and agree that, except as otherwise expressly provided in this Agreement, TIME IS OF THE ESSENCE in each parties' performance of all actions, including, without limitation, the giving of notices and the delivery of documents and funds, required under this Agreement.
(p)
No Third-Party Beneficiary. No Person who is not party to this Agreement will have any rights or derive any benefits by virtue of Seller and Purchaser entering into this Agreement.

List of Attachments:

Schedule 1 - Schedule of Loans

Schedule 2 - Schedule of Loan Documents

Schedule 3 - Seller's Wiring Instructions

Exhibit A - Form of Assignment and Assumption of Loans

Exhibit B – Form of Allonge to Note

Exhibit C - Form Notice of Loan Sale to Borrowers

Exhibit D – Form of Assignment of Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production

[signature page follows]

Execution Version

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

SELLER: META MATERIALS INC. By /s/ George Palikaras Name: George Palikaras Title: CEO	PURCHASER: GREGORY MCCABE By /s/ Gregory McCabe Name: Gregory McCabe

[Signature Page to Loan Sale Agreement]

Execution Version

Schedule 1

Schedule of Loans

Loans, shall mean, collectively, all of which are described without representation or warranty of any kind by Seller:

1. The loan and extension of credit (the "Secured Loan") made under and pursuant to, and evidenced by, that certain 8% Secured Promissory Note made by Next Bridge Hydrocarbons, Inc. (f/k/a Oilco Holdings, Inc.), a Nevada corporation, in favor of Seller, with an original issue date of October 1, 2021 (as amended and in effect on or before the Closing Date, the "Secured Note"); and

2. The "Loans" as such term is defined in the Loan Agreement (defined in Schedule 2 hereto).

Schedule 2

Schedule of Loan Documents

The documents described on this Schedule 2 shall collectively constitute the Loan Documents as that term is defined in this Agreement. All descriptions of the Loan Documents on this Schedule 2 are made without representation or warranty of any kind by Seller.

1. 8% Secured Promissory Note made by Next Bridge Hydrocarbons, Inc. (f/k/a Oilco Holdings, Inc.), a Nevada corporation, in favor of Seller, with an original issue date of October 1, 2021 (as amended from time to time, the "Secured Note")

2. First Amendment Agreement, dated as of September 2, 2022, among NBH, Gregory McCabe ("Pledgor"), Wolfbone Investments, LLC, a Texas limited liability company ("Wolfbone"), and Seller

3. Second Amendment to 8% Secured Promissory Note, dated as of March 31, 2023, among NBH, Pledgor, Wolfbone, and Seller

4. Stock Pledge Agreement dated as of September 30, 2021 (as amended from time to time, the "Stock Pledge Agreement"), made by Pledgor in favor of Seller

5. Reaffirmation and Ratification Agreement, dated as of May 15, 2023, between Pledgor and Seller

6. Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production, dated September 30, 2021 recorded under Document Number 00000153654 in the Official Records of Hudspeth County, Texas (as amended from time to time, the "Deed of Trust"), made by Wolfbone to Travis Vargo, as trustee, for the benefit of Seller

7. Extension of Lien, dated as of March 31, 2023, by Wolfbone, with respect to the Deed of Trust

8. Limited Waiver, Consent and Amendment Agreement, dated as of April 17, 2023, among Seller, NBH, Torchlight Energy, Inc., a Nevada corporation ("Torchlight Energy"), Torchlight Hazel, LLC, a Texas limited liability company ("Hazel"), Hudspeth Oil Corporation, a Texas corporation ("Hudspeth Oil"), Wolfbone, and Hudspeth Operating, LLC, a Texas limited liability company ("Hudspeth Operating", and together with NBH, Torchlight Energy, Hazel, Hudspeth Oil and Wolfbone, the "Borrowers")

9. Loan Agreement dated as of September 2, 2022 (as amended from time to time, the "Loan Agreement") among the Borrowers and Seller

10. First Amendment to Loan Agreement dated as of December 21, 2022 among the Borrowers and Seller

11. Second Amendment to Loan Agreement dated as of March 31, 2023 among the Borrowers and Seller

12. Note dated March 31, 2023 made by the Borrowers (other than Wolfbone) in favor of Lender

13. Note dated May 15, 2023 made by the Borrowers in favor of Lender (the "Amended and Restated Unsecured Note")

Schedule 3

Seller's Wiring Instructions

All amounts due Seller shall be wired in immediately available US funds to:

Seller reserves the right to change or amend the wire instructions in this Schedule 3 at any time prior to Closing.

Schedule 4

Shares of common stock of Seller beneficially owned by Purchaser

12,000,000 shares of Common Stock

Exhibit A

Form of Assignment and Assumption of Loans

This Assignment and Assumption of Loans ("Assignment and Assumption") is entered into as of August 7, 2023 ("Effective Date") by and between META MATERIALS INC., a Nevada corporation ("Assignor") and GREGORY MCCABE, individually ("Assignee" and together with Assignor, the "Parties").

RECITALS

Assignor and Assignee have entered into that certain Loan Sale Agreement effective as of the Effective Date ("Loan Sale Agreement"). Capitalized terms used but not defined herein are used as defined under the Loan Sale Agreement.

NOW, THEREFORE, in consideration of the Purchase Price, and for other good and valuable consideration as therein provided, Assignor agrees to sell and assign and Assignee agrees to purchase and assume the Assigned Loan Interests, pursuant to the terms and provisions set forth herein and in the Loan Sale Agreement.

1. Assignment and Assumption. Assignor hereby sells and assigns to Assignee and Assignee hereby purchases and assumes from Assignor all of Assignor's right, title, interests, and obligations in and to the Assigned Loan Interests, including, without limitation, the rights to receive principal, interest and fees and the duty to perform all obligations with respect the Loans and Loan Documents.

2. As-Is; No Recourse. The assignment and assumption evidenced hereby is made "AS-IS," and "WITH ALL FAULTS," WITHOUT REPRESENTATION BY ASSIGNOR, EXPRESS OR IMPLIED, OF ANY TYPE, CHARACTER, OR NATURE WHATSOEVER, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5 OF THE LOAN SALE AGREEMENT. Assignee further acknowledges and agrees that the assignment and assumption of the Assigned Loan Interests hereunder are made WITHOUT RECOURSE of any nature to Assignor.

3. Assignee's Waivers and Disclaims. Without limiting the generality of any of the foregoing, Assignee hereby waives and disclaims any express or implied representation or warranty by Assignor with respect to the Assigned Loan Interests transferred hereunder, including, without limitation: (a) the merchantability or fitness for a particular purpose of any Loan transferred hereunder, (b) the financial condition or corporate status of any obligor under the Loan Documents, (c) the condition of any guarantee or collateral securing any Loan or Loan Documents, (d) the collectability of any Loan, (e) the enforceability of any Loan Document or (f) the priority or perfection of any lien purportedly created under the Loan Documents.

4. Assumption and Release. From and after the date hereof, Assignee shall assume the Assigned Loan Interests under the Loans and Loan Documents and hereby releases Assignor of all further duties, obligations, and liabilities thereunder and under the Loan Sale Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

ASSIGNOR: META MATERIALS INC., a Nevada corporation By_________________ Name: Title:	ASSIGNEE: GREGORY MCCABE By_________________ Name: Gregory McCabe

Exhibit B

Form of Allonge to Promissory Note

ALLONGE

This Allonge is attached to and made a part of that certain [NOTE TITLE] (the "Note") dated [insert date of Note], made by Next Bridge Hydrocarbons Inc. (f/k/a Oilco Holdings, Inc.), a Nevada corporation, in the original principal amount of [NUMBER IN WORDS] [NUMBER]/100 Dollars ($[NUMBER]), to the order of Meta Materials Inc., a Nevada corporation.

For value received, the undersigned hereby indorses the Note as follows:

Pay to the order of Gregory McCabe, without recourse, warranty or representation of any nature whatsoever.

Dated: August 7, 2023

META MATERIALS INC., a Nevada corporation By_________________ Name: Title:

EXHIBIT C

Form of Notice of Loan Sale to Borrowers

August 7, 2023

Next Bridge Hydrocarbons, Inc.

Torchlight Energy, Inc.

Torchlight Hazel, LLC

Hudspeth Oil Corporation

Wolfbone Investments, LLC

Hudspeth Operating, LLC

(collectively, the "Borrowers")

Dear Borrowers:

On August 7, 2023, the below loans (the "Loans") were sold by Meta Materials Inc. to Gregory McCabe ("Successor Lender") and, as of that date, the Loans were assigned to and assumed by Successor Lender.

Loans:

1. The loan and extension of credit (the "Secured Loan") made under and pursuant to, and evidenced by, that certain 8% Secured Promissory Note made by Next Bridge Hydrocarbons, Inc. (f/k/a Oilco Holdings, Inc.), a Nevada corporation, in favor of Meta Materials Inc., with an original issue date of October 1, 2021 (as amended from time to time, the "Secured Note"); and

2. The "Loans" as such term is defined in the Loan Agreement dated as of September 2, 2022 (as amended from time to time, the "Loan Agreement") among the Borrowers and Meta Materials Inc.

This letter is to notify you to send all future payments due under the Loans to the Successor Lender in the manner provided under the Secured Note and Loan Agreement, as applicable, at the following address: 500 W. Texas Ave. #890, Midland, TX 79701.

Until you are directed otherwise by Successor Lender, all notices and other communications to the Successor Lender with respect to the Loans should be delivered in accordance with the terms of the Secured Note and Loan Agreement, as applicable, to: 500 W. Texas Ave. #890, Midland, TX 79701.

Very truly yours, META MATERIALS INC., a Nevada corporation
By: ___________________________ Name: Title:

EXHIBIT D

Assignment of Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production

PREPARED BY, RECORDING REQUESTED BY, AND WHEN RECORDED MAIL TO: File #

SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE

ASSIGNMENT OF

Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production (Texas)

and Related Security Instruments

(hereinafter the "Assignment")

In consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged META MATERIALS INC., a Nevada corporation, in its capacity as noteholder and secured party, having an address at 60 Highfield Park Drive, Dartmouth, Nova Scotia, B3A 4R9 ("Assignor"), does hereby grant, bargain, sell, convey, assign, transfer and set over unto GREGORY MCCABE, individually, having an address at 500 W. Texas Ave. #890, Midland, TX 79701 ("Assignee"), without recourse, all of the right, title and interest of Assignor in and to:

1. That certain Deed of Trust, Security Agreement, Assignment of Rents and Leases, Financing Statement (Texas) made by Next Bridge Hydrocarbons, Inc., as Grantor, in favor of Meta Materials Inc., dated September 30, 2021 and recorded as document number 00000153654 Real Property Records of Hudspeth County, Texas (the "Deed of Trust");

2. The bond(s), note(s) and/or obligation(s) secured by the Deed of Trust, the moneys due and to grow due thereon, with interest as specified therein, and all rights accrued or to accrue under the Deed of Trust; and

3. Any and all other related security instruments which secure the indebtedness and/or obligations secured by the Deed of Trust.

This Assignment is made without representation, recourse or warranty by Assignor.

IN WITNESS WHEREOF, the Assignor by its duly elected officers and pursuant to proper authority of its board of directors has duly executed, sealed, acknowledged and delivered this Assignment.

Dated as of August 7, 2023

ASSIGNOR:

Meta Materials Inc.,

in its capacity as Administrative Agent

By: __________________________

Name: ____________________

Title: ____________________

CORPORATE ACKNOWLEDGEMENT

(ASSIGNOR)

STATE OF

SS

COUNTY OF

On this ____ day of [__], before me, the undersigned, personally appeared, _________________________________________________, personally known and acknowledged himself/herself to me (or proved to me on the basis of satisfactory evidence) to be the _________________________________ of [__] (hereinafter, the "Corporation"), and that as such officer, being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by himself/herself in their authorized capacity as such officer as his/her free and voluntary act and deed and the free and voluntary act and deed of said Corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

___________________________________

Notary Public

[SEAL]